(THE SHAW GROUP INC. LOGO)


FOR IMMEDIATE RELEASE

                                               CONTACT: Laurie LaChiusa
                                                        Vice President,
                                                        Investor Relations &
                                                        Corporate Communications
                                                        225.932.2500


                   SHAW ANNOUNCES TENDER OFFER FOR OUTSTANDING
                          LIQUID YIELD OPTION(TM) NOTES

         Baton Rouge, Louisiana, October 17, 2003 - The Shaw Group Inc. (NYSE:
SGR) today announced that it plans to commence a tender offer ("the Offer") on October 20, 2003, for all of its outstanding Liquid Yield Option(TM) Notes due 2021 (Zero Coupon - Senior) ("LYONs") with a total principal amount at maturity of $373 million (current accreted value of $253 million). The purchase price to be offered in the tender will be $675 per $1,000 principal amount at maturity of LYONs. Shaw intends to fund the repurchase with proceeds from a proposed offering of $200 million of common stock together with approximately $53 million of cash on hand.

         The terms and conditions of the Offer will be set forth in Shaw's Offer to Purchase, which will be distributed to the holders of LYONs when the Offer is commenced. Subject to applicable law, Shaw may, at its sole discretion, waive any condition applicable to the Offer or extend or terminate or otherwise amend the Offer. The consummation of the Offer for the LYONs is subject to certain conditions, including the successful completion of Shaw's pending common stock offering. The conditions will be fully described in the Offer to Purchase.

         Credit Suisse First Boston LLC will act as dealer manager, D.F. King & Co., Inc. will be the information agent, and The Bank of New York will serve as the depositary in connection with the Offer.

         This announcement is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any LYONs. The Offer may only be made pursuant to the terms of the Offer to Purchase and the accompanying Letter of Transmittal. Each holder of the LYONs should read the Offer to Purchase and the Letter of Transmittal when it receives them, as they contain important information. Upon commencement of the Offer, copies of the Offer to Purchase, Letter of Transmittal and related documents may be obtained from the information agent and any documents filed by Shaw, including the Schedule TO and any amendments, will be available for free on the SEC's website, www.sec.gov.

         The Shaw Group Inc. is a leading global provider of engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and homeland defense markets. The Company is headquartered in Baton Rouge, Louisiana and employs approximately 14,800 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.

         The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.

                                      # # #